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                                                                      EXHIBIT 21

                            MICRO GENERAL CORPORATION

                              LIST OF SUBSIDIARIES


1.  ACS Systems, Inc.

2.  LDExchange.com, Inc.

3.  Interactive Associates, Inc.


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